UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2023

RumbleOn, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-38248	46-3951329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 W. Walnut Hill Lane, Suite 110A Irving, Texas	75038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 771-9952

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, $0.001 par value	RMBL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 30, 2023, the Board of Directors (the “Board”) of RumbleOn, Inc. (the “Company” or “RumbleOn”) appointed Mark Cohen as a Class I director of the Company to fill the vacant seat created by Shin Lee’s resignation from the Board on July 29, 2023. The Board designated Mr. Cohen as a Class I director with a term expiring at the Company’s 2025 annual meeting of stockholders. The Board determined that Mr. Cohen is an independent director for purposes of the Nasdaq listing requirements and Mr. Cohen is also expected to be appointed to serve as a member of the Compensation Committee of the Board.

Mr. Cohen is an experienced investor and the managing partner of Stone House Capital Management, LLC (“Stone House”), a significant stockholder of the Company. Mr. Cohen founded Stone House in 2010. Prior to founding Stone House, he was an Investment Analyst at Force Capital Management, LLC. Mr. Cohen holds a B.S. in Economics from the University of Pennsylvania’s Wharton School.

Mr. Cohen will participate in the Company’s non-employee director compensation program, which is described under the section titled “Director Compensation” in the Company’s proxy statement for its 2023 annual meeting of stockholders, which was filed with the Securities and Exchange Commission (“SEC”) on June 23, 2023.

There are no family relationships between Mr. Cohen and any Company director or executive officer, and no arrangements or understandings between Mr. Cohen and any other person pursuant to which he was selected as a director, other than the Standby Purchase Agreement (as defined below). Mr. Cohen was appointed to the Board pursuant to the board nomination right granted to Stone House under the Standby Purchase Agreement, dated August 8, 2023 (the “Standby Purchase Agreement”), by and among the Company, Stonehouse, Mark Tkach, and William Coulter, which agreement is described in and filed as an exhibit to our Current Report on Form 8-K filed with the SEC on August 11, 2023. Under the Standby Purchase Agreement, Stone House has committed to purchase any unsubscribed shares in the Company’s proposed rights offering for a maximum aggregate purchase amount of $50,000,000. The Standby Purchase Agreement also provides Stone House with the right to designate one nominee to the Board, who will be considered as a candidate for election or appointment to the Board, subject to applicable corporate governance policies and guidelines of the Company and the Board and applicable legal, regulatory, and stock exchange requirements. On August 8, 2023, after the execution of the Standby Purchase Agreement, Stone House notified the Company that it was designating Mr. Cohen as its nominee to serve on the Board. Because Mr. Cohen is the Managing Partner and an affiliate of Stone House, the Standby Purchase Agreement is considered a related party transaction between the Company and Mr. Cohen reportable under Item 404 of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUMBLEON, INC.

Date: September 5, 2023	/s/ Blake Lawson
Blake Lawson
Chief Financial Officer